UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of report (Date of earliest event reported): May 13, 2005

                                RAMP CORPORATION
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             (Exact Name of Registrant as Specified in Its Charter)

          DELAWARE                        0-24768              84-1123311
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(State or Other Jurisdiction            (Commission         (I.R.S. Employer
     of Incorporation)                  File Number)      Identification No.)


      33 Maiden Lane, New York, NY                            10038
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(Address of Principal Executive Offices)                    (Zip Code)


                                 (212) 440-1500
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              (Registrant's Telephone Number, Including Area Code)



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          (Former Name or Former Address, if Changed Since Last Report)

Item 3.02. Unregistered Sales of Equity Securities and Other Matters.

      On May 13, 2005, the Registrant entered into an amendment to each of those certain securities purchase agreements dated January 12, 2005 ("January 2005 Transaction") and March 31, 2005 (the "March 2005 Transaction") pursuant to which the investors agreed to waive the conditions precedent to the second closing and purchase fifty percent (50%) of the amount of convertible debentures and warrants otherwise required to be purchased at the second closing. The second closing also occurred on May 13, 2005. In connection with the amendment, the investors have no further obligation to fund the remaining fifty percent (50%) of such amount of convertible debentures and warrants. Under the amendment, the additional investment right granted to such investors to purchase additional debentures and warrants was terminated. As a result, the additional investment right is null and void and of no force and effect, and we have no liability or obligation with respect to such right. In connection with the amendment, we agreed to issue additional warrants to the investors to purchase an aggregate of 3,960,000 shares of our common stock at an exercise price of $1.25. We also agreed to issue additional warrants to the investors in the January 2005 Transaction to purchase an aggregate of 766,666 shares of our common stock at an exercise price of $1.25 to reflect the repricing of the original debentures. Except for certain exempt issuances by us, the warrant exercise price will be adjusted downward and additional warrants will be issued to the investors in the event we issue common stock or common stock equivalents at a price less than $1.25 per share. We agreed to use reasonable best efforts to obtain stockholder approval, if required under AMEX rules, for the listing of shares of common stock underlying the additional warrants at our next annual meeting of stockholders to be held not later than August 31, 2005 or at a subsequent special meeting of stockholders. We agreed not to issue common stock or common stock equivalents at a price below $1.25 per share without the consent of the investors until such approval is obtained.

      We agreed to register with the SEC 125% of the shares of common stock issuable upon conversion of principal and interest under the debentures and upon exercise of the warrants. As amended, in the event that we fail to file a registration statement with the SEC by May 18, 2005, or in the event such registration statement is filed but is not declared effective by the SEC by August 11, 2005, then we will be obligated to pay the holders of the registrable securities liquidated damages equal to 1.5% of their total investment for each 30 day period until the registration statement is filed or declared effective. We have not yet filed the required registration statement. We agreed to keep the registration statement effective until the earlier of (i) the date upon which all shares covered by the registration statement have been sold, or (ii) the date when all such shares are eligible to be sold without volume restrictions under Rule 144(k) of the Securities Act of 1933.

Item 9.01. Financial Statements and Exhibits.



      (c)   Exhibits.

      Exhibit
      Number      Description

      4.1 Form of Warrant- Previously filed with the Securities and Exchange Commission as an exhibit to the Current report on Form 8-K for the event dated January 12, 2005 filed with the SEC on January 14, 2005 (incorporated herein by reference).


      10.1 Amendment No. 1 to that certain Securities Purchase Agreement dated as of March 31, 2005 among Ramp Corporation, Double U Master Fund LP, Alpha Capital AG and Ellis International Ltd., along with the other agreements entered into in connection therewith, for the purchase of the 8% Convertible Debentures, due February 1, 2006.



      10.2        Amendment No. 3 to that certain Securities Purchase
                  Agreement dated as of January 12, 2005 among Ramp Corporation, DKR Soundshore Oasis Holding Fund Ltd., Harborview Master Fund LP and Platinum Partners Value Arbitrage Fund, along with the other agreements entered into in connection therewith, for the purchase of the 8% Convertible Debentures, due December 1, 2005.




                                S I G N A T U R E


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     RAMP CORPORATION


                                     By: /s/ Ronald C. Munkittrick
                                         ----------------------------
Date: May 19, 2005                   Name:    Ronald C. Munkittrick
                                     Title:   Chief Financial Officer